UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2015

Cocrystal Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 North Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 2, 2015, Cocrystal Pharma, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) related to the Company’s 2015 Annual Meeting of Shareholders held on June 29, 2015. This Current Report on Form 8-K/A is being filed solely to update the disclosures made under Item 5.07 of the Original Report regarding the frequency of future non-binding, advisory votes on executive compensation.

Item 5.07   Submission of Matters to a Vote of Security Holders.

As previously reported, on June 29, 2015, the Company held its Annual Meeting of Shareholders at which the Company’s shareholders voted on a number of proposals, including an advisory vote on the frequency of future shareholder advisory votes on executive compensation. The Board of Directors, taking into consideration the fact that 98% of the votes cast by shareholders were in favor of a three-year frequency, has determined that the Company will hold future shareholder advisory votes on executive compensation every three years.

Date: August 3, 2015	Cocrystal Pharma, Inc. By: /s/ Walt A. Linscott Name: Walt A. Linscott Title: General Counsel and Secretary